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Exhibit 10.20

AMENDMENT NO. 1
TO
ALLIANCE DATA SYSTEMS CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Alliance Data Systems Corporation hereby adopts this Amendment No. 1 to the Alliance Data Systems Corporation Supplemental Executive Retirement Plan (the "Plan"). The Amendment is effective January 1, 2003.

1.
Article II is amended by adding new Section 2.7 to read as follows, with the old Section 2.7 renumbered to Section 2.8 and the remaining Sections of Article II renumbered accordingly:

    2.7. Code Section 401(a)(4) Limit means the limit on the amount of the Retirement Contribution a Participant may receive under the Qualified Plan on account of the nondiscrimination requirements imposed under Code Section 401(a)(4), as determined by the Benefits Administration Committee of the Qualified Plan in its discretion.

2.
Section 4.3 shall be amended in its entirety to read as follows:

    4.3. Restorative Contributions. Whether or not a Participant elects to make Elective Contributions, the Employer shall allocate to each Participant an amount equal to the amount of the Retirement Contribution, if any, that the Employer could not make to such Participant under the Qualified Plan because of either (i) the Code Section 401(a)(4) Limit, or (ii) the Code Section 401(a)(17) Limit, reduced, if necessary, to take into account the $1 million limit on Eligible Compensation.

Adopted this 7th day of April, 2003, but effective as provided above.

ALLIANCE DATA SYSTEMS CORPORATION
Dwayne H. Tucker
By:	/s/ DWAYNE H. TUCKER
Title:	EVP

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  Exhibit 10.20
AMENDMENT NO. 1 TO ALLIANCE DATA SYSTEMS CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN